POWER OF ATTORNEY

(For Executing SEC Forms 3, 4, 5 and 144)

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Sarah A. O'Connor, J. P. Lacerenza, and Steven C. Giuliano, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)     prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 (a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Arch Chemicals, Inc. (the "Company") Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)     execute Form 144 and any amendments thereto under Rule 144 promulgated  under the Securities Act of 1933 relating to transactions involving securities of the Company for and on behalf of the undersigned;

(4)     do and perform any and all acts which may be necessary or desirable to complete the execution of any such Form 3, 4, 5 or 144 or amendment and the filing of such form or amendment with the United States Securities and Exchange Commission, any other authority and any stock exchange; and

(5)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or with Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed document delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of May 29, 2007.

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                                                                         Meghan DeMasi

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